Exhibit 32.1

Certification of Principal Executive Officer

Under Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

The undersigned hereby certifies, in his capacity as the Principal Executive Officer of EPL Oil & Gas, Inc. (the “Company”), that the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: August 1, 2013

/s/ Gary C. Hanna
Gary C. Hanna
President and Chief Executive Officer
(Principal Executive Officer)